Exhibit 23.1

                                     Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-01530) pertaining to the Blimpie International, Inc. Omnibus Stock Incentive Plan of our report dated December 3, 1999, with respect to the consolidated financial statements and schedule of Blimpie International, Inc. included in the Annual Report (Form 10-K) of Blimpie International, Inc. and subsidiaries for the year ended June 30, 1999.


                                                 /s/ Ernst & Young, LLP

Atlanta, Georgia
December 13, 1999